                             JOINT FILING AGREEMENT


         JOINT FILING AGREEMENT (the "Agreement"), dated as of April 5, 2001, by and among the parties identified on the signature pages hereof (collectively, the "Parties").

         WHEREAS, each of the Parties beneficially owns (as defined below) that number of the shares of common stock, par value $.10 per share (the "Common Stock") of CORE, Inc., a Massachusetts corporation (the "Issuer") set forth beside its name on Exhibit A to this Agreement;

         WHEREAS, CORE Merger Sub, Inc., a Massachusetts corporation and a wholly owned subsidiary of Fortis, Inc., Fortis, Inc., a Nevada corporation, and the Issuer have entered into an Agreement and Plan of Merger dated March 29, 2001 (the "Merger Agreement"), providing for the Merger of CORE Merger Sub, Inc. with and into the Issuer (the "Merger") pursuant to the terms and conditions of the Merger Agreement;

         WHEREAS, in connection with the Merger Agreement, the Parties have entered into a Voting Agreement dated March 29, 2001 pursuant to which each of the Parties have agreed to vote his or her shares of Common Stock in favor of adoption and approval of the Merger Agreement and the Merger, thereby forming a "group" (the "Group") for purposes of reporting their respective beneficial ownership of Common Stock pursuant to Rule 13d-1 and Schedule 13D, as promulgated by the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, each of the Parties desires by this Agreement to provide for the joint filing with the SEC of a Statement on Schedule 13D with respect to the respective Parties' beneficial ownership of shares of Common Stock (the "Schedule 13D) and all subsequent amendments thereto;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. Joint Filing. Each of the Parties shall cooperate to jointly prepare and file with the SEC the Schedule 13D on behalf of the Group, and all necessary or appropriate amendments thereto, which shall contain all of the information required by Schedule 13D. (For purposes of this Agreement, the terms "beneficial ownership," "beneficially owned" and "beneficial owner" shall have the meaning given them pursuant to Rule 13d-3 promulgated by the SEC.)

         2. Responsibility. Each of the Parties shall be responsible for the timely filing of the Schedule 13D and all amendments thereto, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party contained therein, except to the extent such Party knows or has reason to believe that such information is inaccurate.

         3. Filings By and Notices to Group. Fortis, Inc. and its representatives are hereby designated as the persons authorized to make the required Schedule 13D filing, and all amendments thereto, with the SEC on behalf of the Group, and to receive all notices and communications on behalf of the Group with respect to the Schedule 13D and all amendments thereto.

         4. Power of Attorney. Each of the Parties hereby constitutes and appoints Fortis, Inc. his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his or its name, place and stead, in any and all capacities, to sign the Schedule 13D and any and all amendments thereto, and other documents in connection therewith, and to file the same, with all exhibits thereto, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act or thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         5. Notices. All notices and demands required or permitted under this Agreement shall be made in writing and shall be sent by (i) facsimile (including a written confirmation of transmission) and (ii) either hand delivery or overnight courier, to the Parties at their facsimile numbers and addresses as set forth on Exhibit A hereto. Each Party may specify a different facsimile number or address by notifying the other Parties in writing of such different facsimile number or address. All notices given as provided in this Section 5 shall be deemed to have been given on the second day following transmission by facsimile.

         6. Binding Effect; Amendment. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof and supersedes any prior agreement or understanding among them relating to such subject matter. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, administrators, executors, successors and assigns. This Agreement may be amended or modified, or compliance with a provision hereof waived, only by a written instrument executed by each of the Parties.

         7. Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and interpreted in accordance with the laws of State of Massachusetts applicable to agreements made and to be performed entirely within such jurisdiction.

         8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, and it shall not be necessary that each counterpart be signed by all Parties so long as each Party shall have executed a counterpart which has been delivered to all other Parties.

         9. Termination; Survival. Any Party may terminate its participation in the Group by written notice to each other Party at least five
(5) business days prior to the effective date of such termination. The agreements and obligations of a Party contained in Sections 5, 6, 7, 8 and 9 hereof shall survive any such termination.



                       [SIGNATURES CONTINUED ON NEXT PAGE]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

                                                                  Fortis, Inc.

             April 5, 2001                            By: /s/ Drew Dewsley
-------------------------------------                    ------------------------------------------
                  Date                                Its: Vice President
                                                          -----------------------------------------


             April 5, 2001                             /s/ George C. Carpenter IV
-------------------------------------                  --------------------------------------------
                  Date                                               George C. Carpenter IV



             April 5, 2001                             /s/ Jill Ann Carpenter
-------------------------------------                  --------------------------------------------
                  Date                                                 Jill Ann Carpenter



             April 5, 2001                             /s/ Craig C. Horton
-------------------------------------                  --------------------------------------------
                  Date                                                  Craig C. Horton



             April 5, 2001                             /s/ R. Gary Dolenga
-------------------------------------                  --------------------------------------------
                  Date                                                  R. Gary Dolenga



             April 5, 2001                             /s/ Stephen C. Caulfield
-------------------------------------                  --------------------------------------------
                  Date                                                Stephen C. Caulfield



             April 5, 2001                             /s/ Joanne B. Caulfield
-------------------------------------                  --------------------------------------------
                  Date                                                Joanne B. Caulfield



             April 5, 2001                             /s/ Lisa O. Hansen
-------------------------------------                  --------------------------------------------
                  Date                                                   Lisa O. Hansen



             April 5, 2001                             /s/ James T. Fallon
-------------------------------------                  --------------------------------------------
                  Date                                                  James T. Fallon


                       [SIGNATURES CONTINUED ON NEXT PAGE]


             April 5, 2001                             /s/ Michael D. Lachance
-------------------------------------                  --------------------------------------------
                 Date                                                Michael D. Lachance


             April 5, 2001                             /s/ Leslie Alexandre
-------------------------------------                  --------------------------------------------
                  Date                                                  Leslie Alexandre



             April 5, 2001                             /s/ David Tourangeau
-------------------------------------                  --------------------------------------------
                  Date                                                  David Tourangeau



             April 5, 2001                             /s/ Richard Towle
-------------------------------------                  --------------------------------------------
                  Date                                                   Richard Towle


             April 5, 2001                             /s/ James R. Boris
-------------------------------------                  --------------------------------------------
                  Date                                                   James R. Boris

In their capacity as Proxies to vote the shares of Common Stock pursuant to the Voting Agreement:



             April 5, 2001                                        /s/ Jerome A. Atkinson
-------------------------------------                  --------------------------------------------
                  Date                                                 Jerome A. Atkinson



             April 5, 2001                                            /s/ Drew Desky
-------------------------------------                  --------------------------------------------
                  Date                                                     Drew Desky



             April 5, 2001                                       /s/ Katherine Greenzang
-------------------------------------                  --------------------------------------------
                  Date                                                Katherine Greenzang

                                    EXHIBIT A




   STOCKHOLDER AND ADDRESS                            COMMON SHARES             OPTION SHARES

George C. Carpenter                                      318,556                   170,000
Jill Ann Carpenter
18881 Von Karman Avenue
Irvine, California 92612

Craig C. Horton                                          176,218                   170,000
6601 Center Drive West, Suite 400
Los Angeles, California 90045

R. Gary Dolenga                                          103,000                   195,010
39500 Orchard Hill Place, Suite 350
Novi, Michigan 48375-5373

Stephen C. Caulfield                                      36,276                   137,000
302 Commonwealth Avenue
Boston, Massachusetts 02115

Joanne B. Caulfield                                       12,000                         0
302 Commonwealth Avenue
Boston, Massachusetts 02115

Lisa O. Hansen                                           230,850                    31,667
178 Middle Street
Portland, Maine 04101

James T. Fallon                                          230,850                    31,667
178 Middle Street
Portland, Maine 04101

Michael D. Lachance                                      230,850                    31,667
178 Middle Street
Portland, Maine 04101

Leslie Alexandre                                          15,000                    94,375
6647 Fairfax Road
Chevy Chase, Maryland 20815

David Tourangeau                                           1,000                    36,000
33 Old Powerhouse Road
Falmouth, Maine 04105

Richard Towle                                                  0                    36,000
71 Bay State Road
Boston, Massachusetts 02215

James R. Boris                                                 0                    36,000
211 East Ontario, 18th Floor
Chicago, Illinois 60611

Jerome A. Atkinson, in his capacity as proxy           1,357,600*                  969,386*
One Chase Manhattan Plaza
New York, New York 10005

Drew Desky, in his capacity as proxy                   1,357,600*                  969,386*
One Chase Manhattan Plaza
New York, New York 10005

Katherine Greenzang, in her capacity as proxy          1,357,600*                  969,386*
One Chase Manhattan Plaza
New York, New York 10005

Fortis, Inc.                                           1,357,600*                  969,386*
One Chase Manhattan Plaza
New York, New York 10005

*Includes all other shares set forth above